UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2016

THE COOPER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8597	94-2657368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588

(Address of principal executive offices)

(925) 460-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.     Departure of Directors or Certain Officers; Appointment of Certain Officers.

On September 1, 2016, The Cooper Companies, Inc. (the “Company”) announced that Gregory W. Matz, 57, Senior Vice President, Chief Financial Officer and Chief Risk Officer, will retire effective October 31, 2016. He will remain at the Company until the end of March 2017 to ensure a smooth transition. Mr. Matz served as Senior Vice President since November 2014, as Chief Risk Officer since November 2013 and as Chief Financial Officer since December 2011. Previously he served as Vice President, Finance from July 2011 to December 2011.

The Company also announced that Albert G. White, III, 47, will be appointed Chief Financial Officer in addition to his current responsibilities as the Company’s Executive Vice President and Chief Strategy Officer, effective November 1, 2016. Mr. White has served as Executive Vice President since December 2015 and as Chief Strategy Officer since July 2011. He previously served as Vice President, Investor Relations from November 2007 through March 2013. He also served as Vice President and Treasurer from April 2006 through December 2012.

A copy of the Company’s press release is filed with this report as Exhibit 99.01 and is incorporated herein by reference.

ITEM 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

99.1	Press Release dated September 1, 2016, of The Cooper Companies, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COOPER COMPANIES, INC.

By:	/s/ Tina Maloney
Tina Maloney
Vice President and Corporate Controller
(Principal Accounting Officer)

Dated: September 1, 2016

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated September 1, 2016, of The Cooper Companies, Inc.